Exhibit 9.1

INVESTMENT TOOLS AND TRAINING, LLC

FINANCIAL STATEMENTS

FOR THE PERIOD FROM NOVEMBER 9, 2006
(DATE OF INCEPTION) THROUGH AUGUST 31, 2007

WITH AUDIT REPORT OF

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

INVESTMENT TOOLS AND TRAINING, LLC

2

RBSM LLP

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Managing Member
INVESTMENT TOOLS AND TRAINING, LLC
Salt Lake City, Utah

We have audited the accompanying balance sheet of INVESTMENT TOOLS AND TRAINING, LLC (the “Company”) as of August 31, 2007, and the related statements of income, changes in members’ equity and cash flows for the period from November 9, 2006 (date of inception) through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2007, and the results of its operations and its cash flows for the period from November 9, 2006 (date of inception) through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

                                                                /s/ RBSM LLP
New York, NY
November 20, 2007

3

INVESTMENT TOOLS AND TRAINING, LLC
Balance Sheet
As of August 31, 2007

Assets
Current Assets:
Cash and cash equivalents	$109,900
Accounts receivable, net of allowance for doubtful accounts of $80,800 (Note 1)	-
Unbilled revenue	11,224
Total Current Assets	121,124
Software development asset, net (Notes 1 and 2)	583,016
Total Assets	$704,140
Liabilities and Members' Equity
Current Liabilities:
Accounts payable	$5,899
Total Current Liabilities	5,899
Commitments and Contingencies (Note 3)	-
Members' Equity (Note 5)	698,241
Total Liabilities and Members' Equity	$704,140

The accompanying notes are an integral part of these financial statements.

4

INVESTMENT TOOLS AND TRAINING, LLC
Statement of Income
For the Period November 9, 2006 (Date of Inception) Through August 31, 2007

Revenues
Subscription revenue	$78,895
Software product sales	271,812
Training fees income	145,966
Consulting services	90,710
Net Revenues	587,383
Operating Expenses
Operating costs	142,943
General and administrative expenses	219,816
Total Operating Expenses	362,759
Income from operations	224,624
Other Income
Interest income	1,444
Total Other Income	1,444
Net Income	$226,068

The accompanying notes are an integral part of these financial statements.

5

INVESTMENT TOOLS AND TRAINING, LLC
Statement of Changes in Members’ Equity
For the Period November 9, 2006 (Date of Inception) Through August 31, 2007

Balance at November 9, 2006 (date of inception)	$-
Capital contributions - cash	48,086
Capital contributions - software development asset	583,016
Members' distributions	(158,929)
Net income	226,068
Balance at August 31, 2007	$698,241

The accompanying notes are an integral part of these financial statements.

6

INVESTMENT TOOLS AND TRAINING, LLC
Statement of Cash Flows
For the Period November 9, 2006 (Date of Inception) Through August 31, 2007

Cash Flows From Operating Activities
Net income	$226,068
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expenses	80,800
Changes in assets and liabilities:
Accounts receivable	(80,800)
Unbilled revenue	(11,224)
Accounts payable and accrued expenses	5,899
Net Cash Provided by Operating Activities	220,743
Cash From Investing Activities	-
Cash From Financing Activities
Proceeds from capital contributions	48,086
Payments for members' distributions	(158,929)
Net Cash Used in Financing Activities	(110,843)
Net Change in Cash and Cash Equivalents	109,900
Cash and Cash Equivalents
Beginning of period	-
End of period	$109,900

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Non-Cash Investing and Financing Activities
Contribution of software development asset by a member	$583,016

The accompanying notes are an integral part of these financial statements.

7

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements
August 31, 2007

1.	Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements are as follows.

Business and Basis of Presentation

ProForm Trading, LLC (“Proform”) was formed on November 9, 2006, under the laws of the State of Utah. In March 2007 and August 2007, Razor Data, LLC (a related entity) transferred a software development asset to Boya Systems, LLC (a member) as members’ distribution, who concurrently transferred the software development asset to Proform as capital contributions. In November 2007, Proform changed its name to Investment Tools and Training, LLC (“ITT”). ITT is a Limited Liability Company domiciled in Utah. The liabilities of the Company's members are limited. ITT was formed to create, market and distribute a superior and diverse series of financial education products that will compete effectively and profitably in the investment services, financial education and financial information sector.

In addition to the traditional investor education model, the ITT model is designed to attract people who are engaged in investing activities and will also attract those who would not normally be interested in investor education. Through a system of customer management, ITT’s customer process works with the student to advance the student through the entire learning process. The ITT system focuses on preparation, education, training, and support in helping the student engage in learning about investing.

Through strategic partnerships with established leaders in internet marketing, ITT will leverage technology to lower the cost of customer acquisition and it has developed Alliance Marketing brands, Internet Marketing Brands, Web-based tools and resources, Client-side tools and resources as well as a Direct Marketing Brand. ITT has multiple education delivery formats including Live Class, Online Learning, Learning Manuals, Workbooks, Webinars and Webisodes. ITT offers education and training in Personal Finance, Retirement Planning, 401-K, Mutual Funds, Investment Portfolios, Stocks, Options, Futures and Foreign Exchange.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” ("SAB 104"), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), “Multiple-Deliverable Revenue Arrangements”. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

8

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

1.	Summary of Significant Accounting Policies

Revenue Recognition (continued)

Subscription revenues are billed and recognized on a monthly basis. Customers are billed for a full month, regardless of when they enter or exit the subscription base. Software sales are recognized upon delivery of the product. Consulting fees are recognized when the services are performed. Training fees are recognized when training services have been completed.

Accounts Receivable

Accounts are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the current status of each customer’s account, historical collection experience, current economic and market conditions. At August 31, 2007, the Company recognized an allowance for doubtful accounts of $80,800.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Maintenance, repairs and betterments, including replacement of minor items are charged to expense; major additions to physical properties are capitalized. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Computer equipment - 3 years
Office equipment - 5 years

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $0 for the period from November 9, 2006 (date of inception) through August 31, 2007.

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INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

1.	Summary of Significant Accounting Policies (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. For the period from November 9, 2006 (date of inception) through August 31, 2007, the Company has not incurred any research and product development costs.

Software Development Costs

The Company accounts for software development costs intended for sale in accordance with SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“SFAS 86”). SFAS No. 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained and all other research and development activities for the hardware components of the product have been completed. Technological feasibility is attained when the planning, design and testing phase related to the development of the Company’s software has been completed and the software has been determined viable for its intended use, which typically occurs when beta testing commences.

At August 31, 2007, a member (which is an entity co-owned by the member of the Company) contributed, at cost, capitalized software costs totaling $583,016 to the Company. SFAS No. 86 requires that amortization shall start when the product is available for general release to customers. The product was not available for general release to customers until October 7, 2007 and accordingly, no amortization expense was recorded for the period from November 9, 2006 (date of inception) through August 31, 2007.

Impairment of long lived assets

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 144 in assessing impairment of long lived assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

10

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

1.	Summary of Significant Accounting Policies (continued)

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, unbilled revenue and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts receivable, unbilled revenue and accounts payable because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Website Development Costs

The Company recognizes website development costs in accordance with Emerging Issue Task Force ("EITF") No. 00-02, "Accounting for Website Development Costs." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses. During, the period from November 9, 2006 (date of inception) through August 31, 2007 the Company did not capitalize any costs associated with the website development.

Income taxes

The Company is organized as a limited liability corporation and is an entity disregarded for U.S. federal and state income tax purposes. For the period from November 9, 2006 (date of inception) through August 31, 2007, income of the Company was taxed directly to its members, and, accordingly, no provision for federal and state income taxes is reflected in the financial statements.

Shipping and handling Costs

Shipping and handling costs are included in general and administrative expense. For the period from November 9, 2006 (date of inception) through August 31, 2007, shipping expenses were immaterial.

Members’ Compensation

Members received no guaranteed payments or other salaries aside from distributions that were recorded as reductions in members’ equity.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. At August 31, 2007, the Company’s cash and cash equivalents are subject to potential concentrations of credit risk, as the Company has cash deposits in excess of federally insured limits. However, the Company maintains its cash deposits with high quality financial institutions and believes it is not exposed to significant credit risk on these accounts. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $80,800 at August 31, 2007.

11

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

1.	Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

The Company follows SFAS No. 130, “Reporting Comprehensive Income” for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

Segment Information

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Stock Based Compensation

Effective November 9, 2006 (date of inception), the Company adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, providing supplemental implementation guidance for SFAS No. 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. The Company made no employee stock-based compensation grants during the period from November 9, 2006 (date of inception) through August 31, 2007, and therefore, has no unrecognized stock compensation related liabilities or expense unvested or vested prior to November 9, 2006 (date of inception).

12

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

1.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In September 2006, the Financial Account Standards Board (the “FASB”) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial position, operations or cash flows.

13

INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

2.	Software Development Asset

The Company’s capitalized software development costs at August 31, 2007 consist of the following:

Software development costs	$583,016
Less accumulated amortization	-
$583,016

Amortization expense charged to operations amounted to $0 for the period from November 9, 2006 (date of inception) through August 31, 2007. SFAS No. 86 requires that amortization shall start when the product is available for general release to customers. The product was not available for general release to customers until October 7, 2007 and accordingly, no amortization expense was recorded for the period from November 9, 2006 (date of inception) through August 31, 2007. At August 31, 2007, a member contributed, at cost, capitalized software costs totaling $583,016 to the Company.

3.	Commitments and Contingencies

Consulting Agreements

The Company has consulting agreements with outside contractors to provide certain marketing and financial advisory services. The Agreements are generally for a term of twelve months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. The Company had no pending legal proceedings or claims as of August 31, 2007.

4.	Related Party Transactions

In January 2007, the Company entered into an agreement with an entity co-owned by a member of the Company to provide consulting services for payments of $10,000 per month. Payments for consulting services during the period from November 9, 2006 (date of inception) through August 31, 2007 totaled $75,000 and have been included in consulting services revenue.

At August 31, 2007, a member contributed, at cost, capitalized software costs totaling $583,016 to the Company.

5.	Members’ Equity

Distributions to members during the period from November 9, 2006 (date of inception) through August 31, 2007 totaled $158,929. During the period from November 9, 2006 (date of inception) through August 31, 2007, cash contributions totaling $48,086 were made by a member. Additionally, a member contributed, at cost, capitalized software costs totaling $583,016 to the Company.

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INVESTMENT TOOLS AND TRAINING, LLC
Notes to Financial Statements (Continued)
August 31, 2007

6.	Concentration

Customers

Total revenue from three major customers, which accounted for more than 10% of total revenue each, approximated $582,000 or 99% of revenue for the period from November 9, 2006 (date of inception) through August 31, 2007.

Vendors

Total purchases from two major suppliers, which accounted for more than 10% of total purchases each, approximated $68,000 or 69% of purchases for the period from November 9, 2006 (date of inception) through August 31, 2007. Total accounts payable of approximately $5,900 or 100% of total accounts payable was due to these suppliers as of August 31, 2007.

7.	Subsequent Events

In November 2007, The Company changed its name from Proform Trading, LLC (“Proform”) to Investment Tools and Training, LLC (“ITT”).

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RAZOR DATA, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

WITH AUDIT REPORT OF

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

RAZOR DATA, LLC

RBSM LLP

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Managing Member
Razor Data, LLC
Salt Lake City, Utah

We have audited the accompanying balance sheets of Razor Data, LLC (the “Company”) as of December 31, 2006 and 2005, and the related statements of income, changes in members’ equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

                                                                /s/ RBSM LLP
New York, NY
November 20, 2007

Razor Data, LLC
Balance Sheets

	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$356,864	$526,021
Accounts receivable (Note 1)	252,303	207,418
Unbilled revenue	503,506	433,737
Total Current Assets	1,112,673	1,167,176
Property and Equipment, net (Note 2)	6,040	3,953
Other Assets:
Software development asset, net (Notes 1 and 4)	447,869	255,443
Other	9,774	-
Total Assets	$1,576,356	$1,426,572
Liabilities and Members' Equity
Current Liabilities:
Accounts payable	$250,572	$281,324
Total Current Liabilities	250,572	281,324
Commitments and Contingencies (Notes 5 and 7)	-	-
Members' Equity	1,325,784	1,145,248
Total Liabilities and Members' Equity	$1,576,356	$1,426,572

The accompanying notes are an integral part of these financial statements.

Razor Data, LLC
Statements of Income

	For The Year Ended
	December 31,
	2006	2005
Revenues
Fees	$5,475,117	$4,303,390
Services	828	31,830
Net Revenues	5,475,945	4,335,220
Operating Expenses
Operating costs	2,351,009	1,970,493
Depreciation	1,129	258
General and administrative expenses	68,752	90,765
Total Operating Expenses	2,420,890	2,061,516
Income from operations	3,055,055	2,273,704
Other Income
Gain on sale of marketable securities	-	28,015
Interest income	4,334	4,064
Other income	20	52
Total Other Income	4,354	32,131
Net Income	$3,059,409	$2,305,835

The accompanying notes are an integral part of these financial statements.

Razor Data, LLC
Statements of Changes in Members’ Equity
For the Years Ended December 31, 2006 and 2005

Balance at December 31, 2004	$860,799
Distributions	(2,021,386)
Net income	2,305,835
Balance at December 31, 2005	1,145,248
Distributions	(2,896,473)
Capital contributions	17,600
Net income	3,059,409
Balance at December 31, 2006	$1,325,784

The accompanying notes are an integral part of these financial statements.

Razor Data, LLC
Statements of Cash Flows

	December 31,
	2006	2005
Cash Flows From Operating Activities
Net income	$3,059,409	$2,305,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,129	258
Changes in assets and liabilities:
Accounts receivable	(44,884)	(207,417)
Unbilled revenue	(69,769)	(132,428)
Other assets	(9,774)	-
Accounts payable and accrued expenses	(30,752)	224,675
Net Cash Provided by Operating Activities	2,905,359	2,190,923
Cash From Investing Activities
Payments for capitalized software development costs	(192,426)	(197,091)
Payments for purchases of property and equipment	(3,217)	(4,211)
Net Cash Used in Investing Activities	(195,643)	(201,302)
Cash From Financing Activities
Proceeds from capital contributions	17,600	-
Payments for distributions	(2,896,473)	(2,021,386)
Net Cash Used in Financing Activities	(2,878,873)	(2,021,386)
Net Change in Cash and Cash Equivalents	(169,157)	(31,765)
Cash and Cash Equivalents
Beginning of period	526,021	557,786
End of period	$356,864	$526,021

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Razor Data, LLC (the "Company") was formed on July 23, 2002, under the laws of the State of Utah. The Company is a Limited Liability Company domiciled in Utah. The liabilities of the Company's members are limited. The Company is a systems integrator for computer software and hardware and engineers solutions for financial market organizations. The Company develops and customizes tools for specific applications such as investor training, real time stock data, and customer relation infrastructure.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Subscription revenues are billed and recognized on a monthly basis. Customers are billed for a full month, regardless of when they enter or exit the subscription base. Consulting fees are recognized when the services are performed.

Accounts Receivable

Accounts are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. At December 31, 2006 and 2005, no allowance for uncollectible accounts was considered necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Debt and Equity Securities

The Company follows the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale. Held-to-maturity securities are measured at amortized cost in the balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements. Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized. Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Computer equipment - 3 years
Office equipment - 5 years

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $1,697 and $0 for the years ended December 31, 2006 and 2005, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. No research and development costs were incurred for the years ended December 31, 2006 and 2005 (other than software development costs separately stated).

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Software Development Costs

The Company accounts for software development costs intended for sale in accordance with SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“SFAS 86”). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained and all other research and development activities for the hardware components of the product have been completed. Technological feasibility is attained when the planning, design and testing phase related to the development of the Company’s software has been completed and the software has been determined viable for its intended use, which typically occurs when beta testing commences. Accordingly, the Company capitalized software development costs of $192,426 in 2006 and $197,091 in 2005. SFAS 86 requires that amortization shall start when the product is available for general release to customers. The product was not available for general release to customers as of December 31, 2006 and accordingly, no amortization expense was recorded in 2005 or 2006. Subsequent to the balance sheet date, the Company distributed to a member, who subsequently contributed, at cost, capitalized software costs totaling $583,016 to an entity co-owned by a member of the Company.

Impairment of long lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Website Development Costs

The Company recognizes website development costs in accordance with Emerging Issue Task Force ("EITF") No. 00-02, "Accounting for Website Development Costs." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses. During the years ended December 31, 2006 and 2005, the Company did not capitalize any costs associated with the website development.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Income taxes

The Company is organized as a limited liability corporation and is an entity disregarded for U.S. federal and state income tax purposes. For the years ended December 31, 2006, and 2005, income of the Company was taxed directly to its members, and, accordingly, no provision for federal and state income taxes is reflected in the financial statements.

Members’ Compensation

Members received no guaranteed payments or other salaries aside from distributions that were recorded as reductions in members’ equity.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 at December 31, 2006 and 2005.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Stock Based Compensation

On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, providing supplemental implementation guidance for SFAS 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. The Company adopted SFAS No. 123(R) using the modified prospective application, which requires the application of the standard starting from January 1, 2006, the first day of the Company’s year. The Company made no employee stock-based compensation grants before December 31, 2005 and during the year ended December 31, 2006 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to December 31, 2005 and for year ended December 31, 2006.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155. “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of SFAS 155 to have a material impact on our financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect the adoption of SFAS 156 to have a material impact on our financial position, results of operations or cash flows.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on the recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not yet evaluated the impact of adopting FIN 48 on our financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In February 2007, the “FASB” issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

2.	Property and Equipment

The Company’s property and equipment at December 31, 2006 and 2005 consist of the following:

	December 31, 2006	December 31, 2005
Computer equipment	$4,211	$4,211
Office equipment	3,217	-
	7,428	4,211
Less accumulated depreciation	(1,388)	(258)
	$6,040	$3,953

Depreciation expense charged to operations amounted to $1,129 and $258 for the years ended December 31, 2006 and 2005, respectively.

3.	Related Party Transactions

The Company has transactions with entities that are under common control of the Company. The Company pays hosting fees on a month-to-month basis for bandwidth, storage capacity, and computer usage. Hosting fees for 2006 and 2005 were $153,259 and $186,994, respectively.

Subsequent to the balance sheet date, the Company distributed to a member, who subsequently contributed, at cost, capitalized software costs totaling $583,016 to an entity co-owned by this member of the Company.

In January 2007, the Company entered into an agreement with an entity co-owned by a member of the
Company to provide consulting services for payments of $10,000 per month.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

4.	Software Development Asset

	December 31, 2006	December 31, 2005
Software development asset	$447,869	$255,443
Less accumulated amortization	-	-
	$447,869	$255,443

SFAS No. 86 requires that amortization shall start when the product is available for general release to customers. The product was not available for general release to customers as of December 31, 2006 and accordingly, no amortization expense was recorded in 2005 or 2006. Subsequent to the balance sheet date, the Company distributed to a member, who subsequently contributed, at cost, capitalized software costs totaling $583,016 to an entity co-owned by this member. As of December 31, 2006, the Company has capitalized $447,869 in the development of new software to replace licensed tools to provide previously unreleased and proprietary tools, including desktop client, searching and analysis tools, charting tools, database management and user administration.

5.	Operating Lease Commitments

The company leases office space in Provo, Utah, which requires monthly lease payments of $4,887 and expires in September 2008. Minimum rent payments include additional rent for common areas, utilities and parking.

The minimum future lease rentals under this agreement are as follows:

Year Ending December 31,
2007	$60,109
2008	45,081
Total	$105,190

Rental expense for leases for the years ended December 31, 2006 and 2005 was $45,709 and $34,715, respectively.

6.	Members’ Equity

Distributions to members during the year ended December 31, 2005, totaled $2,021,386. No contributions were made by members during the year ended December 31, 2005. Distributions to members during the year ended December 31, 2006, totaled $2,896,473. Cash contributions totaling $17,600 were made by members during the year ended December 31, 2006.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

7.	Commitments and Contingencies

Employment and Consulting Agreements

The Company has consulting agreements with outside contractors to provide certain marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or the consultant terminates such engagement by written notice.

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. The Company had no pending legal proceedings or claims as of December 31, 2006.

Licensing Agreements

The Company has licensing agreements with various vendors that are usage-based agreements to provide services on a month-to-month basis.

8.	Concentration

Customers:

Razor Data, LLC (“Razor”) maintains an active customer base of approximately 16,000 users with over 90,000 profiles in its database. The customers have been generated by one company and marketed as “Teach Me to Trade” and “StarTrader”. If the relationship is severed with the marketing company, all of the current customers may be treated as joint customers of Razor and the marketing company since the marketing company does not have the technical recourses necessary to service the customers on its own. Razor does not expect that the business relationship with the marketing company will be lost. Additional relationships have been developed for marketing of its products and services and are scheduled to launch. Razor is actively developing other marketing alliances.

Vendors:

Total purchases from two (2) major suppliers, which accounted for more than 10% of total purchases each, approximated $1,418,000 or 66% of purchases for the year ended December 31, 2006. Total accounts payable of $70,543, or 28% of total accounts payable was due to these suppliers as of December 31, 2006.

Total purchases from three (3) major suppliers, which accounted for more than 10% of total purchases each, approximated $1,269,000 or 66% of purchases for the year ended December 31, 2005. Total accounts payable of $100,917, or 36% of total accounts payable was due to these suppliers as of December 31, 2005.

Razor Data, LLC
Notes to Financial Statements
December 31, 2006 and 2005

9.	Subsequent Events

Subsequent to the balance sheet date, the Company distributed to a member, who subsequently contributed, at cost, capitalized software costs totaling $583,016 to an entity co-owned by this member.

In January 2007, the Company entered into an agreement with an entity co-owned by a member of the Company to provide consulting services for $10,000 per month.